SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant   ☒

Filed by a party other than the registrant   ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

Martin Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

[LOGO]

July 17, 2002

Dear Stockholder:

     You are invited to attend the Annual Meeting of stockholders of Martin Industries, Inc., to be held on Friday, August 23, 2002, at the Company’s headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M., Central Dalie. With this letter, you will find the formal Notice of the Annual Meeting, the 2001 Annual Report on Form 10-K, together with the Proxy Statement and the Form of Proxy.

     Matters to be considered at the Annual Meeting are (i) the election of two members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2005, and (ii) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting appear in the Proxy Statement. Other than the election of directors, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy to ensure the presence of a quorum at the Annual Meeting and to ensure that your shares of Common Stock are voted.

     We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ John L. Duncan

John L. Duncan President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MARTIN INDUSTRIES, INC.

To the stockholders of Martin Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Martin Industries, Inc., a Delaware corporation, will be held at the Company’s headquarters, 301 East Tennessee Street, Florence, Alabama, on Friday, August 23, 2002, at 11:00 A.M., Central Daylight Time, for the following purposes:

(1)	To elect two members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2005 and until their successors are duly elected and shall have qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting.

     Holders of record of the Common Stock of the Company at the close of business on July 12, 2002 are entitled to notice of and to vote on all matters to be considered at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the Company’s corporate headquarters located at 301 East Tennessee Street, Florence, Alabama. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR COMMON STOCK IS VOTED. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James W. Truitt

James W. Truitt Secretary Martin Industries, Inc.

301 East Tennessee Street Florence, Alabama 35630 July 17, 2002

PROXY STATEMENT FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD AUGUST 23, 2002

     This Proxy Statement is being furnished on behalf of the Board of Directors (the “Board”) of Martin Industries, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of the Company to be held at the Company’s headquarters, 301 East Tennessee Street, Florence, Alabama 35630, on Friday, August 23, 2002, at 11:00 A.M., Central Daylight Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of the Company. It is contemplated that this Proxy Statement and accompanying Form of Proxy will be mailed to stockholders of the Company on or about July 17, 2002.

     The shares represented by each proxy received by the Board will be voted in accordance with the instructions appearing thereon. In the absence of contrary instructions, the proxies received by the Board will be voted FOR the election of all nominees for director of the Company named in this Proxy Statement, as described in more detail elsewhere in this Proxy Statement. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

I.   VOTING SECURITIES

     As of July 12, 2002, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,578,181 shares of Common Stock. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power, and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but will have the effect as described below concerning the matters to be voted upon by the stockholders at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting.

II.   ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. There are currently five members on the Board. There were seven directors immediately following the 2001 annual meeting of the Company. Bill G. Hughey resigned from the Board effective November 30, 2001, William D. Biggs, Sr. resigned from the Board effective June 1, 2002, and the Board by resolution has set the number of directors at five. The Restated Certificate of Incorporation and the By-laws of the Company provide that the members of the Board shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. The Company’s By-laws further provide that the Board shall consist of a majority of members who are “independent directors,” as that term is defined in the By-laws.

Current Nominees

     The Board proposes to nominate the two persons named below for election as directors to serve until the Annual Meeting to be held in 2005 and until their successors have been duly elected and shall have qualified.

     The names, ages and principal occupations of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company’s Common Stock owned beneficially by each of them as of July 12, 2002, are as follows:

Nominees to Serve Until 2005

		Number and Percent
		of Shares of Common
Name, Age and		Stock of the Company
Principal Occupation	Director	Beneficially Owned as
Of Nominees	Since	of July 12, 2002 (1)

John L. Duncan, 68	1999	125,288/1.5%	(2)(3)
President and Chief Executive Officer,
Martin Industries, Inc.
William H. Martin, III, 71	1974	259,400/3.0%	(2)(4)
Private Investor

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of July 12, 2002, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	Does not include 2,624,988 shares which are owned of record by the Employee Stock Ownership Plan and Related Trust (the “ESOP”) at July 12, 2002, and with respect to which the individual, as a member of the ESOP Committee (or, in the case of Mr. Duncan, as both a member of the ESOP Committee and as a trustee), shares in the voting and investment power. No members of the ESOP Committee currently participate in the ESOP.

(3)	Includes 59,628 shares which are not currently outstanding, but which Mr. Duncan is entitled to acquire upon exercise of outstanding stock options, and 44,500 shares held by Mr. Duncan’s wife, with respect to which shares Mr. Duncan disclaims beneficial ownership.

(4)	Includes 58,385 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 85,907 shares held by Mr. Martin’s wife, with respect to which shares Mr. Martin disclaims beneficial ownership.

     John L. Duncan currently serves as the Company’s President and Chief Executive Officer and has served as a director of the Company since May 1999. Mr. Duncan is the former President and Chief Executive Officer of Murray Ohio Manufacturing Company, a position he held from 1987 until his retirement at the end of 1994. He has been a consultant to several manufacturing companies and currently serves on the board of directors of Wolverine Tube, Inc.

     William H. Martin, III served from March 1998 until November 1998 as Chairman, President and Chief Executive Officer during the Company’s search for a successor to a former President and Chief Executive Officer, who resigned in March 1998. Mr. Martin has served as Chairman of the Board of Directors of the Company since April 1994 and as a director of the Company since 1974. Mr. Martin also serves on the board of Trex Company, Inc. Mr. Martin has been a private investor since 1993. Mr. Martin and Mr. Charles R. Martin are cousins.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote FOR the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead for such other person as the Board of Directors may recommend. Proxies may not be voted for more than two persons.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

Continuing Directors

     The following table sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings (and who will continue to serve as directors following the Annual Meeting) their names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company’s Common Stock owned beneficially by each person as of July 12, 2002:

			Number and Percent of
			Shares of Common Stock of
			the Company Beneficially
Name, Age and	Current Term	Director	Owned as of July 12,
Principal Occupation	Expires	Since	2002 (1)

Charles R. Martin, 61	2003	1974	160,756/1.9%	(2)(3)
President and Chief Executive Officer
Amerimark Capital Corporation
James J. Tanous, 54	2003	1998	25,976/*	(2)(4)
Partner
Jaeckle Fleischmann & Mugel, LLP
Jim D. Caudle, Sr., 66	2004	1990	68,439/*	(2)(5)
Chairman and Chief Executive Officer United Printed Circuits, Inc. Chairman and Chief Executive Officer Advanced Precision Manufacturing, Inc.

*	Represents less than 1%.

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of July 12, 2002, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	Does not include 2,624,988 shares which are owned of record by the ESOP as of July 12, 2002, and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. No members of the ESOP Committee currently participate in the ESOP.

(3)	Includes 33,393 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options.

(4)	Includes 20,226 shares which are not currently outstanding, but which Mr. Tanous is entitled to acquire upon exercise of outstanding stock options.

(5)	Includes 56,046 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon exercise of outstanding stock options, and 7,000 shares held by a corporation controlled by Mr. Caudle, with respect to which shares Mr. Caudle disclaims beneficial ownership.

     Charles R. Martin has served as a director of the Company since 1974. Mr. Martin serves as President and Chief Executive Officer of Amerimark Capital Corporation, a financial services firm, a capacity in which he has served since 1992, and also serves as a General Partner of the CapSource Fund, a Small Business Investment Company. Mr. Martin and Mr. William H. Martin, III are cousins.

     James J. Tanous has served as a director of the Company since 1998. Mr. Tanous is a partner in the law firm of Jaeckle Fleischmann & Mugel, LLP, a general business law firm having offices in Buffalo and Rochester, New York, a position he has held since 1976.

     Jim D. Caudle, Sr. has served as a director of the Company since 1990. Mr. Caudle is Chairman and Chief Executive Officer of United Printed Circuits, Inc., a manufacturer of printed circuit boards, and Advanced Precision Manufacturing, Inc., a sheet metal manufacturing business, positions he has held since 1989 and 1991, respectively.

     During the Company’s fiscal year ended December 31, 2001, the Board of Directors of the Company held four regular meetings and one special meeting.

Committees of the Board

     The Company has three standing committees of the Board of Directors, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee.

Compensation Committee

     The Compensation Committee’s function is to develop and monitor the compensation arrangements with the Company’s President and Chief Executive Officer and its other executive officers, including the administration of the Company’s stock incentive plans. The current members of the Compensation Committee are Jim D. Caudle, Sr. and James J. Tanous. The Chairman of the Compensation Committee is Jim D. Caudle, Sr. The Compensation Committee met twice during the fiscal year ended December 31, 2001. The Compensation Committee Report contained in this Proxy Statement has been signed by the members of the Compensation Committee as of the date of its issuance: Messrs. Biggs, Caudle and Tanous.

Nominating and Governance Committee

     The Nominating and Governance Committee’s functions are to (i) recommend, subject to approval by the Board of Directors, the appropriate number of directors to serve on the Board and each committee of the Board, (ii) recommend qualifications for initial and continued membership on the Board and each committee of the Board, (iii) recommend candidates for election to the Board, (iv) identify and interview proposed candidates for Board membership, (v) recommend a candidate from among the Board of Directors to fill the office of Chairman of the Board, (vi) review the membership skills and background of members of the Board of Directors, the number of committees and their functions, and the frequency and length of Board meetings, and (vii) evaluate the performance of the Board of Directors as a whole on an annual basis. The charter of the Nominating and Governance Committee does not provide for consideration of nominees recommended by stockholders. The members of the Nominating and Governance Committee are Charles R. Martin and James J. Tanous. The Committee is comprised of a majority of independent directors. The Chairman of the Nominating and Governance Committee is James J. Tanous. The Nominating and Governance Committee met twice during the fiscal year ended December 31, 2001.

Audit Committee

     The Board of Directors of the Company on June 7, 2000 adopted a written charter for the Audit Committee which outlines the Audit Committee’s responsibilities. The current members of the Audit Committee are Charles R. Martin and James J. Tanous. The Chairman of the Audit Committee is Charles R. Martin. All of the members of the Audit Committee are “independent” as defined in the National Association of Securities Dealers’ listing standards. Prior to June 1, 2002, the members of the Audit Committee were Charles R. Martin, Chairman, William D. Biggs, Sr. and Jim D. Caudle, Sr. The former members of the Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2001 and adopted the following Audit Committee Report. William D. Biggs, Sr. has since resigned from the Board of Directors. The Audit Committee met once during the fiscal year ended December 31, 2001.

AUDIT COMMITTEE REPORT

     In connection with its responsibilities under its Charter, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2001;

•	Discussed with the independent auditors the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors written disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by,

Charles R. Martin, Chairman
William D. Biggs, Sr.
Jim D. Caudle, Sr.

III.   INDEPENDENT AUDITORS

     On July 11, 2002, the Company dismissed its independent accountants, Arthur Andersen LLP, effective immediately. The decision to terminate the engagement of Arthur Andersen LLP was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee. Arthur Andersen LLP’s report on the Company’s 2001 financial statements was issued in March, 2002, in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company is still in the process of investigating and approving new independent accountants.

     During the Company’s two most recent fiscal years ended December 31, 2001, and during the subsequent interim period through July 11, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit reports for each of the last two fiscal years contained a qualified opinion with respect to uncertainty about the Company’s ability to continue as a going concern. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim period through July 11, 2002.

Audit Fees

     Prior to their dismissal, Arthur Andersen LLP billed the Company an aggregate amount of $114,000 for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2001.

Financial Information Systems Design and Implementation

     Arthur Andersen LLP neither rendered nor billed the Company for professional services including supervising the operation of the Company’s information systems and design or implementation of hardware or software to aggregate source data underlying the Company’s financial statements during fiscal year 2001.

All Other Fees

     Prior to their dismissal, Arthur Andersen LLP billed the Company an aggregate amount of $64,800 for preparation of tax returns, audits of Company benefit plans and other accounting consultation. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of Arthur Andersen LLP as auditors.

IV.   OTHER MATTERS

     The Board of Directors of the Company does not know at this time of any other matters that are to be presented at the Annual Meeting.

V.   PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of July 12, 2002 (except as noted otherwise), regarding the beneficial ownership of the Company’s Common Stock by (i) each person (including each “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each director of the Company who is a stockholder, (iii) each of the Company’s executive officers named in the Summary Compensation table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Number of Shares		Percentage of
	Beneficially		Beneficial Ownership
Name	Owned (1)		of Shares(1)

Martin Industries, Inc.	2,624,988	(2)	30.6%
Employee Stock Ownership Plan and Related Trust P.O. Box 128 Florence, Alabama 35630
William D. Biggs, Sr.	857,456	(3)	10.0%
Carillon Beach 100 Market Street Carillon Beach, Florida 32413
Jim D. Caudle, Sr.	68,439	(4)(5)	*
John L. Duncan	125,288	(4)(6)	1.5%
Charles R. Martin	160,756	(4)(7)	1.9%
William H. Martin, III	259,400	(4)(8)	3.0%
James J. Tanous	25,976	(4)(9)	*
J. Reid Roney	0	(10)	*
James W. Truitt	75,466	(11)	*
Roger Vuillod	5,591	(12)	*
All directors and executive officers as a group (9 persons)	769,200	(4)	9.0%

*	Represents less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of July 12, 2002, that the person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person or group has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	In accordance with the terms of the ESOP, the ESOP Committee directs the voting of the shares held by the ESOP which have not been allocated to the accounts of participating employees and allocated shares for which no voting instructions have been received by the trustee of the ESOP. The employee participants in the ESOP are entitled to direct the voting of shares allocated to their ESOP accounts.

(3)	Includes 48,456 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.

(4)	Does not include 2,624,988 shares which are owned of record by the ESOP as of July 12, 2002, and with respect to which the individual, as a member of the ESOP Committee (or, in the case of Mr. Duncan, as both a member of the ESOP Committee and as a trustee), shares in the voting and investment power. In accordance with the terms of the ESOP, the ESOP Committee directs the actions of the trustees of the ESOP, including the voting of any shares held by the ESOP which have not been allocated to participating employee accounts, or which have been allocated but no voting instructions have been received. As of July 12, 2002, all of the shares held by the ESOP had been allocated to participants’ accounts. Except for Diane S. McGee, a trustee of the ESOP, no members of the ESOP Committee or trustees currently participate in the ESOP.

(5)	Includes 56,046 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options, and 7,000 shares held by a corporation controlled by Mr. Caudle, with respect to which Mr. Caudle disclaims beneficial ownership.

(6)	Includes 59,628 shares which are not currently outstanding, but which Mr. Duncan is entitled to acquire upon the exercise of outstanding stock options, and 44,500 shares owned by Mr. Duncan’s wife, with respect to which shares Mr. Duncan disclaims beneficial ownership.

(7)	Includes 33,393 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options.

(8)	Includes 58,385 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 85,907 shares held by Mr. Martin’s wife, with respect to which shares Mr. Martin disclaims beneficial ownership.

(9)	Includes 20,226 shares which are not currently outstanding, but which Mr. Tanous is entitled to acquire upon the exercise of outstanding stock options.

(10)	Does not include the shares which Mr. Roney was entitled to acquire upon exercise of outstanding stock options. All of Mr. Roney’s options expired on July 30, 2001 as a result of the termination of his employment with the Company.

(11)	Includes 20,000 shares which are not currently outstanding, but which Mr. Truitt is entitled to acquire upon the exercise of outstanding stock options.

(12)	Does not include the shares which Mr. Vuillod was entitled to acquire upon exercise of outstanding stock options. All of Mr. Vuillod’s options expired on May 15, 2002 as a result of the termination of his employment with the Company.

VI.   REMUNERATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table summarizes compensation earned by or paid to the Company’s Chief Executive Officer, and the Company’s other most highly compensated executive officers (collectively, the “named executive officers”), for the years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options/SARs	Compensation

John L. Duncan (1)	2001	$171,900	$0	25,000/-0-	$0
President and Chief Executive Officer	2000	$130,500	$0	-0-/-0-	$0
	1999	$-0-	$0	-0-/-0-	$0
J. Reid Roney (2)	2001	$127,133	$0	15,000/-0-	$919	(3)
Former Vice President of Sales and Marketing	2000	$134,004	$0	12,000/12,000	$6,137	(4)(5)
	1999	$133,005	$0	-0-/-0-	$9,711	(6)
James W. Truitt (7)	2001	$127,370	$0	20,000/-0-	$40,418	(3)(8)(9)
Vice President and Chief Financial Officer	2000	$71,500	$0	-0-/-0-	$48,074	(4)(8)
and Secretary and Treasurer	1999	$-0-	$0	-0-/-0-	$45,936	(6)(8)
Roger Vuillod (10)	2001	$100,750	$0	20,000/-0-	$4,574	(3)
President of Hunter Technology Inc.,	2000	$90,467	$0	10,000/-0-	$4,088	(4)
formerly a wholly owned subsidiary	1999	$82,083	$0	-0-/-0-	$3,915	(6)

(1)	Mr. Duncan became President and Chief Executive Officer on May 31, 2000. Mr. Duncan serves in this position as a contract-basis employee and is not eligible for taxable insurance premiums, Company 401(k) matching contributions or Company ESOP contributions.

(2)	Mr. Roney’s employment with the Company terminated on April 30, 2001. Salary reported includes severance and accrued vacation payments made in 2001.

(3)	All other compensation for Messrs. Roney, Truitt and Vuillod in 2001 includes taxable insurance premiums of $472, $2,138 and $3,574, respectively, Company 401(k) matching contributions of $1,340, $-0- and $1,000, respectively, and Company ESOP contributions of $-0-, $-0- and $483, respectively.

(4)	All other compensation for Messrs. Roney, Truitt and Vuillod in 2000 includes taxable insurance premiums of $1,878, $1,069 and $1,212, respectively, Company 401(k) matching contributions of $1,340, $-0- and $905, respectively, and Company ESOP contributions of $2,919, $-0- and $1,971, respectively.

(5)	All other compensation for Mr. Roney also includes relocation benefits of $2,000.

(6)	All other compensation for Messrs. Roney, Truitt and Vuillod in 1999 includes taxable insurance premiums of $1,899, $-0- and $213, respectively, Company 401(k) matching contributions of $1,330, $-0- and $810, respectively, and Company ESOP contributions of $4,482, $-0- and $2,892, respectively.

(7)	Mr. Truitt became Vice President, Chief Financial Officer and Secretary and Treasurer on December 1, 2000. From June 13, 2000 until November 30, 2000, Mr. Truitt served as a Management Consultant. Salary reported for 2000 also includes compensation received by Mr. Truitt during his tenure as a Management Consultant.

(8)	All other compensation for Mr. Truitt also includes Executive Supplemental Income Plan (“ESIP”) benefits relative to his retirement in 1997 of $38,280 in 2001, $45,936 in 2000 and $45,936 in 1999.

(9)	All other compensation for Mr. Truitt in 2001 also includes $611 in Company SERP contributions.

(10)	Mr. Vuillod’s employment with the Company terminated on February 15, 2002.

2001 Stock Option and SAR Grants

     The following table sets forth the specified information with respect to stock option and SAR grants to each of the named executive officers during 2001.

Option/SAR Grants in Last Fiscal Year(1)

Individual Grants

		Percent of Total			Potential Realizable Value
	Number	Options/SARs			at Assumed Annual Rates of
	of Securities	Granted	Exercise or		Stock Price Appreciation
	Underlying	to Employees	Base Price of		For Option Term
	Options	in Fiscal	Options	Expiration
Name	Granted(#)	Year	($/Sh)	Date	5% ($)	10% ($)

John L. Duncan (2)	25,000	16.1%	$0.4700	3-28-2011	7,349	18,662
J. Reid Roney (3)	15,000	9.7%	$0.4700	3-28-2011	4,409	11,197
James W. Truitt (4)	20,000	12.9%	$0.4700	3-28-2011	5,879	14,929
Roger Vuillod(5)	20,000	12.9%	$0.4700	3-28-2011	5,879	14,929

(1)	No SARs were granted to the named executive officers during fiscal year 2001.

(2)	Mr. Duncan’s option was granted under the Company’s 1994 Nonqualified Stock Option Plan (the “1994 Plan”) and became exercisable on March 28, 2002.

(3)	Mr. Roney’s options expired without being exercised following the termination of his employment with the Company. The options were granted to him under the 1994 Plan.

(4)	Mr. Truitt’s options were granted to him pursuant to the 1994 Plan and became exercisable March 28, 2002.

(5)	Mr. Vuillod’s options expired without being exercised following the termination of his employment with the Company. The options were granted to him under the 1994 Plan.

2001 Stock Option Exercises

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the named executive officers during 2001 along with the number and dollar value of any options remaining unexercised and outstanding at December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options at	Options at
			Fiscal Year-End (#)	Fiscal Year-End ($)
	Shares Acquired	Value	Exercisable(1)/	Exercisable(1)/
Name	on Exercise (#)	Realized ($)	Unexercisable(2)	Unexercisable(2)

John L. Duncan	—	—	34,628/25,000	0/0
J. Reid Roney	—	—	0/0	0/0
James W. Truitt	—	—	0/20,000	0/0
Roger Vuillod (3)	—	—	6,000/24,000	0/0

(1)	The number of securities underlying unexercised options includes presently exercisable stock options under the Company’s 1994 Nonqualified Stock Option Plan. The value of unexercised in-the-money options represents the difference between the fair market value of the shares subject to unexercised options as of December 31, 2001, and the cash portion of the option price of the shares. A fair market value of $0.070 per share is used based upon the closing sale price of the Company’s Common Stock on The Over-the-Counter Bulletin Board on December 31, 2001, the final trading day of 2001. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised. The ultimate value of an option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all stockholders.

(2)	Includes presently unexercisable options under the Company’s 1994 Nonqualified Stock Option Plan. For purposes of calculating the value of unexercisable in-the-money options at December 31, 2001, a fair market value of $0.070 per share is used and is based upon the closing sale price of the Company’s Common Stock on The Over-the-Counter Bulletin Board on December 31, 2001, the final trading day of 2001. The actual value, if any, a person may realize as a result of such options will depend on the market value of the Common Stock of the Company at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all stockholders.

(3)	Mr. Vuillod’s options expired without being exercised following the termination of his employment with the Company.

Compensation Committee Interlocks and Insider Participation

     William D. Biggs, Sr., Jim D. Caudle, Sr., James J. Tanous and William H. Martin, III served as members of the Compensation Committee of the Board of Directors of the Company during all or part of 2001. From 1977 to 1987, William Martin served as the President and Chief Executive Officer of the Company. During 1998, William Martin served as the President and Chief Executive Officer during the Company’s search for a successor to the Company’s former President and Chief Executive Officer, who resigned in March 1998. During 2001, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or was a director of the Company, nor does any such relationship exist currently.

Director Compensation

     Effective April 1, 2000, the Board of Directors suspended payment of the $1,000 monthly retainer that had been previously paid to non-employee directors until such time as the Company’s operating results improve. The Chairman of the Board receives an annual retainer of $25,000. Directors who are not employees of the Company receive a $700 fee per meeting of the Board of Directors, and any committee thereof, with the Chairman of the Board receiving a fee of $1,000 per meeting of the Board of Directors and the chairman of each committee receiving $900 per meeting of the committee of the Board of Directors for which he serves as chairman. Directors are also eligible to receive an amount equal to their meeting fees for each day, other than regular meeting or travel days, for authorized work and travel dedicated to the business of the Company. These “work day” fees totaled $700 in 2001. Directors are reimbursed for their out-of-pocket expenses for each meeting of the Board of Directors attended and may be eligible to receive a $500 travel fee if meeting schedules require an extra day of travel and no meeting fee is paid for that day. Directors who are also employees of the Company receive no fees or retainers for attending meetings of the Board of Directors. On October 29, 2001, the Board elected to defer payments of the Chairman of the Board’s annual retainer and all meeting fees until such time as the Company’s cash position improved. Total deferred payments in 2001 included annual retainer of $4,167, regular meeting fees of $9,100 and “work day” fees of $7,700.

     Directors are also entitled to receive grants of stock options under the 1994 Nonqualified Stock Option Plan of the Company and non-employee directors are entitled to receive grants of stock options and to defer fees or receive options in lieu of fees under the 1996 Non-Employee Directors’ Stock Option and Deferred Compensation Plan. In addition, each director is provided with $300,000 of coverage under the Company’s group accidental death and dismemberment policy and directors who are or have been stockholders and officers of the Company may become entitled to benefits under the Company’s post-retirement and post-employment benefit plans. See Compensation Pursuant to Plans — Life and Disability Insurance and Post-retirement and Post-employment Benefits, below.

Compensation Pursuant to Plans

     Profit Sharing Plan. The Company sponsors the Martin Industries, Inc. Profit Sharing Plan (the “Profit Sharing Plan”), which covers substantially all employees of the Company. Contributions by the Company to the Profit Sharing Plan are at the discretion of the Board of Directors. Prior to 1993, contributions under the Profit Sharing Plan were generally equal to 20% of the amount by which income before income taxes and the contribution exceeded 15% of the net worth of the Company at the beginning of the year to which the contribution applied. As a result of the implementation of the ESOP in 1993, the Company did not make any contributions to the Profit Sharing Plan in 1993 or in any year since. In 2002, the funds remaining in the Profit Sharing Plan were merged into the Company 401(k) Plan for administrative purposes.

     401(k) Plan. The Company also offers a savings and retirement provision (the “401k Plan), which is designed to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan was first approved by the Company in 1989. All employees of the Company are generally eligible to participate in the 401(k) Plan after completion of ninety days of employment. Each month, a participant may defer, on a pre-tax basis, up to 100% of his or her base compensation, excluding bonuses and extraordinary compensation, through contributions to the 401(k) Plan. The Company may choose to match a participant’s salary deferrals in an amount equal to 25% of such deferrals, but not to exceed 1% of the participant’s base compensation excluding bonuses and extraordinary compensation. Each participant is fully vested in the 401(k) Plan to the extent of his or her salary deferrals, but participants generally must have been employed by the Company for at least five years before they have fully vested rights in any matching contributions made by the Company, although participants become partially vested in any matching contributions after one year of service. Lump sum or periodic distributions may be made from the 401(k) Plan upon termination of employment or retirement as defined. A participant may also obtain a loan, subject to limitations, from the 401(k) Plan. Including employee contributions and the Company matching contributions, the named executive officers accrued the following benefits under the 401(k) Plan during 2001: Mr. Duncan — $-0-, Mr. Roney — $2,680, Mr. Truitt — $-0-, Mr. Vuillod — $10,600. Amounts deferred by these individuals under the elective deferral feature of the 401(k) Plan and the matching Company contributions applicable to these individuals are reported in the Summary Compensation Table above.

     Life and Disability Insurance. The Company provides each officer of the Company, including the named executive officers, with group term life insurance with a death benefit of up to a maximum of $100,000. The Company further provides each named executive officer with individual term life coverage with a death benefit of $100,000. The Company also provides each named executive officer and director with group accidental death and dismemberment insurance with a benefit of up to a maximum of $300,000. The life insurance benefits and the accidental death and dismemberment benefits are payable to such officer’s or director’s beneficiary and not to the Company. The Company also pays all of the premiums on certain variable life insurance policies for certain officers of the Company, the death benefit and cash value of which are for the benefit of and payable to such officer or his designated beneficiary and not to the Company. The death benefit and cash surrender value of the variable life insurance policies of the named executive officers at December 31, 2001, are as follows: Mr. Duncan $-0-/$-0-, Mr. Roney — $-0-/$-0-, Mr. Truitt _ $100,000/$27,575, and Mr. Vuillod — $100,000/$-0-. Amounts paid in premiums by the Company for the benefit of these individuals are reported in the Summary Compensation Table above. The Company also provides substantially all of its other employees with certain group life insurance benefits under term life insurance policies for which premiums are paid by the Company, and with certain long-term disability insurance which replaces a percentage of the employees’ base salaries in the event of a qualifying disability.

     1988 Nonqualified Stock Option Plan. Pursuant to authority granted in the Company’s Articles of Incorporation, the Board of Directors adopted the Company’s 1988 Nonqualified Stock Option Plan (as amended, the “1988 Plan”) in July 1988. The 1988 Plan expired in July 1998 in accordance with its terms. Therefore, no further options may be granted under the 1988 Plan. However, the expiration of the 1988 Plan does not affect the validity of any options granted prior to the expiration of the plan. Options that have been granted under the 1988 Plan are generally exercisable at any time between one year and ten years from the date of grant, except that options become immediately exercisable upon certain changes in control and except that, in the event of a termination of employment for any reason other than death, the purchase price for the stock must be paid within ninety days from the date of such termination (or prior to the expiration of the option if earlier). In the event of termination of an optionee’s employment on account of death, instead of a ninety-day period as described in the foregoing sentence, the exercise period is one year. Of the 1,564,500 shares available for grant under the 1988 Plan, options to purchase an aggregate of 1,550,220 shares of Common Stock have been granted at an average total purchase price of $1.61 per share, to be satisfied 50% in cash upon exercise and 50% in previously earned but unpaid compensation accrued. As of December 31, 2001, of the 1,550,220 options granted, 1,518,580 options had been exercised and 31,640 shares remained subject to presently exercisable options.

     1994 Nonqualified Stock Option Plan. The Board of Directors adopted the Company’s 1994 Nonqualified Stock Option Plan (the “1994 Plan”) in October 1994. The Company’s stockholders approved the 1994 Plan in April 1995. The purpose of the 1994 Plan is to attract, compensate, motivate and retain those highly competent officers, directors and key management employees upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Under the 1994 Plan, eligible persons who are selected by the Compensation Committee may be granted nonqualified options to purchase an aggregate of not more than 525,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, recapitalizations or otherwise). As of December 31, 2001, options to purchase an aggregate of 377,446 shares of Common Stock had been granted under the 1994 Plan at exercise prices ranging from $0.470 to $9.50.

     The 1994 Plan is administered by the Compensation Committee. Within the limitations set forth in the 1994 Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors and employees those to whom options may be granted, the number of options to be granted, the timing of the grant of the options, and the exercise period and price of such options. Directors, officers and other key management employees of the Company and its subsidiaries are eligible to participate under the 1994 Plan. The option price per share under the 1994 Plan may not be less than the greater of the par value of the shares or 85% of their fair market value (as defined in the 1994 Plan) on the date of grant. Options must be granted within ten years from the adoption of the 1994 Plan and exercised within ten years from the date of grant, except that options must be exercised prior to termination of employment if termination is “for cause” (as defined in the 1994 Plan) or within ninety days after termination if termination is other than for cause, or within one year after termination (subject to extension by the Compensation Committee) if termination is due to death or disability. Options also generally become exercisable in full upon certain changes in control of the Company. Otherwise, the period for the exercise of options is generally at the discretion of the Compensation Committee. The Board of Directors is authorized from time to time to amend the 1994 Plan, except that the stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the plan and to modify materially the requirements as to those persons who are eligible to participate in the plan.

     1996 Non-Employee Directors’ Stock Option and Deferred Compensation Plan. In May 1996, the Board of Directors adopted the Company’s 1996 Non-Employee Directors’ Stock Option and Deferred Compensation Plan (the “1996 Plan”). The Company’s stockholders approved the 1996 Plan in May 1997. The purpose of the 1996 Plan is to advance the interests of the Company and the stockholders by giving non-employee directors an opportunity to acquire or increase their interest in the Company, thereby aligning the interests of such directors with the interests of the stockholders. The purpose of the 1996 Plan is also to enhance the Company’s long-term growth and financial performance by increasing the Company’s ability to continue to attract and retain the services of experienced and knowledgeable directors. Under the 1996 Plan, non-employee directors are granted options to purchase Company stock and are allowed to receive options in lieu of fees that otherwise would have been paid in cash to such directors for their services as directors. The 1996 Plan also provides that non-employee directors may defer receipt of their director’s fees until a later date. The non-employee directors of the Company, presently consisting of five persons, are eligible to participate in the 1996 Plan. The 1996 Plan is administered by a committee appointed by the Board of Directors (the “Plan Committee”).

     The 1996 Plan consists of two elements: (i) stock options and (ii) deferred compensation. Under the 1996 Plan, a maximum of 100,000 shares of the Company’s Common Stock are to be reserved for issuance upon the exercise of options granted to non-employee directors of the Company (subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company). The 1996 Plan also provides that each non-employee director may elect to receive the cash retainer and meeting fees payable to the director for service on the Board of Directors and any committees thereof in the form of options to purchase stock in lieu of cash. As of December 31, 2001, 96,148 options had been granted under the 1996 Plan at exercise prices ranging from $5.00 to $8.00, and there remained 3,852 options available for grant.

     Pursuant to the 1996 Plan, a non-employee director may elect to defer all or any portion of the cash retainer and meeting fees payable to such director for service on the Board of Directors and any committees thereof (directors electing such deferral are hereinafter sometimes referred to as “Participating Directors”). The Company will deposit such deferred fees into an account (a “Deferral Account”) established for each Participating Director and will pay interest on funds in such accounts at the rate paid on five-year U.S. Treasury notes, or at such other rate as is prescribed by the Plan Committee. Amounts credited to the Deferral Account of a Participating Director will be paid to him, at his election, in monthly installments over a period not to exceed three years from the date elected, or in such other manner as the Plan Committee may permit. Upon the death of a Participating Director, any amounts in his Deferral Account will be paid to his designated beneficiary. Further, if a Participating Director, or his designated beneficiary, if applicable, suffers certain financial hardships, the Plan Committee may accelerate payment of the amounts in such Participating Director’s Deferral Account to the extent necessary to eliminate such hardship.

     Executive Supplemental Income Plan. In 1983, the Company implemented its executive supplemental income plan (the “ESIP”) in order to encourage certain key members of management to continue their employment with the Company. As of December 31, 2001, fourteen employees, including retired employees, had entered into supplemental income agreements (“Supplemental Income Agreements”) with the Company under the ESIP. Under the Supplemental Income Agreement, a participant will receive credits based upon the participant’s age at the time the agreement is entered into and for each prior year of service with the Company, with the participant becoming vested under the agreement, and entitled to receive benefits thereunder, upon receiving an established number of credits. Upon entering into a Supplemental Income Agreement, the participant will receive the greater of one credit for each year of the participant’s age or forty credits, plus one credit for each year of full-time service to the Company rendered up to the date of the agreement. Thereafter, the participant will receive one credit for each twelve months of full-time service to the Company. The participant becomes 50% vested upon receiving 55 credits and continues to vest at a rate of 5% per credit received thereafter until becoming fully vested upon receiving 65 credits. Beginning at the later of either the attainment of 65 years of age or termination of full-time employment or beginning at such time as may be determined in the discretion of the Compensation Committee, a participant or the designated beneficiary thereof becomes entitled to receive 120 monthly payments equal to 40% (or 40% times the percentage vested, if only partially vested) of the highest average monthly compensation (exclusive of bonuses and fringe benefits) paid to the participant by the Company during a period of three consecutive years within the five-year period ending immediately prior to the termination of the participant’s full-time employment. The Supplemental Income Agreements also provide as a condition to payment that the participant shall not enter into competition with the Company during the term of his employment or for a period of five years thereafter. As of December 31, 2001, Mr. Truitt is the only named executive officer of the Company eligible for the ESIP. On October 29, 2001, the Board elected to suspend payments to ESIP participants that had been accelerated, as per the ESIP. Only those participants who have attained age 65, participants who have a separation agreement that included accelerated ESIP payments, or beneficiaries of deceased participants are receiving payments under the ESIP at this time.

     The following table shows estimated annual benefits payable upon retirement under the ESIP.

Highest 3-Year	Number of Credits
Average Annual
Base Salary	55	60	65

$50,000	$10,000	$15,000	$20,000
75,000	15,000	22,500	30,000
100,000	20,000	30,000	40,000
125,000	25,000	37,500	50,000
150,000	30,000	45,000	60,000
175,000	35,000	52,500	70,000
200,000	40,000	60,000	80,000
225,000	45,000	67,500	90,000
250,000	50,000	75,000	100,000

     Employee Stock Ownership Plan. In 1992, the Company established the ESOP in an effort to promote employee involvement in the success of the Company by giving eligible employees an ownership interest in the Company. All participants in the Profit Sharing Plan as of December 31, 1991, became participants in the ESOP as of January 1, 1992. The Company’s Board of Directors serves as the Administrative Committee of the ESOP and thereby directs the actions of the trustees of the ESOP, two of whom are executive officers of the Company and one of whom, Diane S. McGee, is not. Messrs. Vuillod and Roney participated in the ESOP prior to their termination of employment with the Company. During 2001, 6,906 shares of Common Stock with an estimated fair value of $483 were allocated to Mr. Vuillod’s account in the ESOP. Mr. Roney did not receive an allocation to his account in the ESOP during 2001, as his termination was prior to year-end. Messrs. Duncan and Truitt are not eligible for participation in the ESOP. During the fourth quarter of 2001, all unallocated shares of Common Stock held in the ESOP’s suspense account were released and allocated to ESOP participants’ accounts. Following this allocation, all participants’ accounts are 100% vested, and there will be no further contributions to the ESOP. The ESOP will not enroll any additional participants following December 31, 2001.

     Supplemental Executive Retirement Plan. Because Section 1042 of the Code prohibited certain employees from participating in the ESOP, the Company implemented a supplemental executive retirement plan (the “SERP”) in 1993 to provide benefits that would have been available to those employees under the ESOP. Under the terms of the SERP, each participant in the SERP is allocated a number of “phantom shares” equal to the number of shares of Common Stock that would have been allocated to such participant’s account under the ESOP but for the Section 1042 limitations. Participants vest in the SERP account in accordance with the vesting provisions of the ESOP. During 2001, Mr. Truitt was the only named executive officer to receive an allocation under the SERP. During 2001, 8,732 “phantom shares” of Common Stock with an estimated fair value of $611 were allocated to Mr. Truitt’s account in the SERP.

     Post-retirement and Post-employment Benefits. The Company currently maintains a plan whereby the Company pays supplemental Medicare insurance premiums for certain former officers, directors and their spouses. At December 31, 2001, the Company had a liability of $417,622 for benefits payable under this plan. The Company also maintains a plan whereby the Company provides medical insurance coverage through its self-insured medical/dental plan to certain former employees of the Company who were directors and/or officers and stockholders and who have terminated their employment but have not reached retirement age and the members of the immediate families of such persons. To be eligible to participate in this plan, the former employee must have been a stockholder, an officer and/or director of the Company and have been employed by the Company for fifteen years or, if the employee did not serve as a director, twenty years. The Plan also provides medical/dental coverage until age 65 for certain former employees who terminated their employment in 2001 under the terms of a Voluntary Early Retirement Incentive Plan. At December 31, 2001, the Company had a liability of $264,631 for benefits payable under this plan. During 2001, no named executive officers participated in either of these plans.

Severance, Retention and Change in Control Agreements

     The current executive officers of the Company are subject to the Company’s severance plan for salaried employees which provides an executive officer six months of severance pay if terminated for any reason other than death, permanent disability, voluntary termination or the Company’s termination of the executive for cause.

     Retention and Change in Control Agreements. The executive officers of the Company previously were parties to Retention and Change in Control Agreements with the Company. These agreements expired by their terms on May 18, 2002 and were not renewed by the Company.

VIII.   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee of the Board of Directors was issued on March 16, 2002, at which time the members of the Compensation Committee were as set forth below.

Responsibilities of the Committee

     The Compensation Committee of the Company’s Board of Directors is responsible for establishing a compensation program designed to create a direct relationship between the levels of compensation paid to executives and the Company’s annual and long-term level of performance. The Compensation Committee, which is composed of non-employee directors, believes that this relationship can generally be best established by providing a compensation package consisting of separate components, all of which are designed to enhance the Company’s overall performance resulting in increased stockholder value.

Compensation Philosophy and Objectives

     The Compensation Committee believes that generally the total compensation program should be based on the Company’s overall performance compared to corporate objectives, while also recognizing individual contributions that have helped create value for the Company’s stockholders. In prior years the Committee focused the program on variable compensation so that a significant portion of the officers’ total compensation was at risk, with its value based on the Company’s annual and long-term financial results and improvement in stockholder value. That program was designed to align the financial interests of the executives with those of the stockholders so that the executives’ personal net worth was heavily dependent on a long-term appreciation in the value of the Company’s stock.

Compensation Components

     The Company’s current compensation program for executive officers has two components: base salary and long-term incentive awards. The Compensation Committee determines executive compensation levels for each component based upon the Committee’s judgment, taking into account an objectives-based evaluation by the President and Chief Executive Officer of the executive officers who report to him. The Compensation Committee reviews the President and Chief Executive Officer’s recommendations for these executive officers, but ultimately makes compensation awards based upon the judgment of the Committee’s members.

     The Chairmen of the Board of Directors and the Compensation Committee prepare an appraisal of the President and Chief Executive Officer based on his performance and the Company’s results during the previous fiscal year, and the Compensation Committee considers this evaluation in determining any change in the base salary and the amount of any annual or long-term incentive awards for the President and Chief Executive Officer.

Base Salaries

     The Compensation Committee annually reviews and approves the base pay levels for the executive officers. The Committee’s goal is to establish the salaries for the officers at levels considered appropriate in light of the scope of the duties and responsibilities attendant to the executive’s position, taking into account competitive practices and the Company’s financial condition.

     No base salary increases or bonuses were granted to any of the executive officers in 2001 as a result of the Company’s operating losses in 2001, rather than as a result of any officer’s individual performance.

Long-Term Compensation

     The Company’s long-term incentive compensation plan, which is the second component of the Company’s current compensation program, is intended to promote ownership of the Company’s Common Stock by the executive officers in an effort to align their long-term financial interests with those of the Company’s stockholders. The Compensation Committee uses the grant of stock options under the 1994 Nonqualified Stock Option Plan and stock appreciation rights (“SARs”) to facilitate that alignment. Within the limitations set forth in the 1994 Nonqualified Stock Option Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors, and employees those to whom options may be granted, the number of options to be granted, the vesting period, the exercise period and the exercise price.

     No SARs were recommended or granted in 2001. A total of 130,000 stock options were granted on March 28, 2001 and July 27, 2001 (110,000 and 20,000, respectively) at an exercise price equal to the market value of the Company’s stock at March 28, 2001 ($0.470 per share). These do not include options granted to the President and Chief Executive Officer that are referred to below. Stock options granted to the named executive officers during 2001 are reflected in the table set forth above under “2001 Stock Option and SAR Grants.”

Chief Executive Officer’s Compensation

     Mr. Duncan, President and Chief Executive Officer, receives compensation at the rate of $900 per day, for actual days worked. He does not receive a base salary and he is not eligible for Company sponsored benefits (i.e., vacation accrual, holiday pay, profit sharing contributions, 401(k) contributions, ESOP contributions, medical insurance coverage or group life insurance coverage). The Company pays out-of-pocket expenses incurred by Mr. Duncan in the course of performing his duties. The Compensation Committee awarded Mr. Duncan a stock option grant of 25,000 shares on March 28, 2001 at an exercise price equal to the market value of the Company’s stock on that date ($0.470 per share). The salary and grant of stock options during 2001 for Mr. Duncan followed the policies and procedures set forth above.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for compensation paid to each named executive officer, unless certain requirements are met, one of which is that compensation over $1 million must be based on the Company’s attainment of performance goals approved by the stockholders. The Compensation Committee’s policy is to comply with Section 162(m), and the 1994 Nonqualified Stock Option Plan approved by the stockholders in 1995 was designed to comply with Section 162(m). Based on currently available information, all compensation paid to executives in 2001 is deductible. The Compensation Committee will continue to monitor this subject.

     The Compensation Committee’s philosophy and objectives and its compensation program are designed to enhance stockholder value, and such philosophy, objectives and programs are subject to review and change whenever the Compensation Committee perceives that this purpose is not being met.

Submitted by:

William D. Biggs, Sr., Chairman
Jim D. Caudle, Sr.
James J. Tanous

IX.   STOCK PERFORMANCE GRAPH

     The following indexed graph compares the Company’s annual percentage change in cumulative total stockholder return against The Nasdaq Stock Market - U.S. Index and the S&P Industrials Index. The graph assumes that the index value of the investment in the Company’s Common Stock and each index was $100.00 on December 31, 1996, and that all dividends have been reinvested. On October 29, 1999, the Company announced that the Board of Directors had discontinued the payment of regular quarterly cash dividends.

[GRAPH]

	12/96	12/97	12/98	12/99	12/00	12/01

Martin Industries, Inc.	$100	$74	$40	$25	$9	$1
S & P Industrials	$100	$131	$175	$220	$184	$163
NASDAQ	$100	$122	$141	$185	$60	$79

X.   EXECUTIVE OFFICERS OF THE COMPANY

     The names and ages of the executive officers of the Company, other than Mr. Duncan, and the offices with the Company held by each such executive officer and the period during which he has served in such office are as follows:

		Year First Elected
Name and Age	Office	to Office

James W. Truitt, 64	Vice President, Chief Financial Officer, Secretary, and Treasurer	1974 & 2000
Van E. McHalffey, 60	Vice President of Manufacturing	2002
C. Kenneth Wilson, 60	Vice President of Engineering	2001
Richard M. Wilson, 42	Vice President of Sales	2001

     James W. Truitt is the Vice President , Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Truitt has served in these positions since December 1, 2000. Mr. Truitt served as a Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company prior to his retirement in 1997. Following his retirement, Mr. Truitt served as an independent management consultant to the Company from June 13, 2000 to November 30, 2000.

     Van E. McHalffey is the Vice President of Manufacturing for the Company. He has served in this position since July 11, 2002. Mr. McHalffey has served the Company in various capacities, including as Chief Engineer from 1975 to 1979, Technical Services Manager from 1979 to 1989, Plant Manager from 1989 to 1996, Vice President & General Manager of Hunter Technology Inc., a former subsidiary, from 1996 to 1998 and Director of Field Services & Quality Assurance from 1998 to 2002.

     C. Kenneth Wilson is the Company’s Vice President of Engineering. Mr. Wilson has served in this position since January 1, 2001. Mr. Wilson served as Director of Engineering — Hearth Products for the Company from 1998 to 2000. Prior to that time, he owned and operated a fireplace distributorship in Athens, Alabama and was the former Vice President of R&D for Heatilator, a division of HON Industries, Inc.

     Richard M. Wilson is the Company’s Vice President of Sales. He has served in this position since July 27, 2001. Mr. Wilson served as Regional Sales Manager for the Company from 1998 to July 26, 2001 and as a Sales Representative for the Company from 1986 to 1998.

XI.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 5, 2002, the Company entered into an agreement with M-TIN, LLC, an entity controlled by three of its directors, John L. Duncan, William D. Biggs, Sr. and Jim D. Caudle, Sr., to provide a $1.5 million term loan to the Company. While William D. Biggs, Sr. has since resigned from the Company’s Board of Directors, both Messrs. Duncan and Caudle continue to serve as directors of the Company. The loan is for a six-month term, subject to renewal for an additional six months at the option of the Company. The loan bears interest at an annual rate of 12% and is subject to a placement fee of 5% due at the funding of the loan and an additional 3% at repayment. The loan is secured by an unencumbered first mortgage on all of the real property of the Company. M-TIN, LLC has also agreed to make an additional $500,000 line of credit available to the Company. The term of the line of credit will be the same as the term loan, including the option in the Company to extend the line for an additional six months. The line of credit will bear interest at an annual rate of 12% and also be subject to a placement fee equal to 5% of the available credit due when the documentation is delivered by the parties and an additional 3% fee due at repayment.

XII.   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company’s executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, the Company believes that, during the fiscal year 2001, all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner.

XIII.   PROPOSALS BY STOCKHOLDERS

     Stockholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to the Annual Meeting to be held in the year 2003. The Company currently intends to hold its 2003 Annual Meeting in May 2003, and in order for stockholder proposals to be considered for inclusion in the form of proxy and proxy statement of the Company relating to such Annual Meeting, the proposals must be received by the Company not later than December 13, 2002. According to the Company’s By-laws, for a stockholder proposal to be properly brought before the 2003 Annual Meeting (other than a proposal to be considered for inclusion in the 2003 proxy materials), it must be delivered to the secretary of the Company no earlier than February 17, 2003, but no later than March 19, 2003. Should the date of the 2003 Annual Meeting be changed by more than 30 days, the Company will inform stockholders of the new stockholder proposal submission deadlines in its Form 10-Q filed following the change in meeting date.

XIV.   GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

     In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, in form as filed with the Securities and Exchange Commission, is included with this Proxy Statement. The Company filed an amendment to the Form 10-K containing information normally found in the Proxy Statement, due to the delay of the Company’s 2002 Annual Meeting date. A copy of the Form 10-K/A is not provided, since the same information may be found in this Proxy Statement. However, copies of the Form 10-K/A and additional copies of the Company’s Form 10-K may be obtained without charge from James W. Truitt, Secretary of the Company, 301 East Tennessee Street, Florence, Alabama 35630 on the written request of persons who were stockholders beneficially or of record as of July 12, 2002.

MARTIN INDUSTRIES, INC.

/s/ James W. Truitt

James W. Truitt Secretary

301 East Tennessee Street Florence, Alabama 35630 July 17, 2002

MARTIN INDUSTRIES, INC.
FLORENCE, ALABAMA

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

August 23, 2002

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned hereby appoints William H. Martin, III, John L. Duncan and James W. Truitt, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Martin Industries, Inc.,a Delaware corporation (the “Company”), which the undersigned could vote if personally present at the Annual Meeting of stockholders of the Company to be held on Friday, August 23, 2002, at the Company’s Headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M. Central Daylight Time, or at any adjournment thereof, as follows:

1.	ELECTION OF DIRECTORS:

	☐	FOR all nominees below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees below

John L. Duncan and William H. Martin, III

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below.

2.	OTHER MATTERS:

In their discretion, upon such other matters as may properly come before the Annual Meeting of stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.

Dated:

(Signature(s) of Stockholder(s))

(Please date and sign as name appears on proxy. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

MARTIN INDUSTRIES, INC.
EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED TRUST
FLORENCE, ALABAMA

VOTING INSTRUCTION CARD FOR THE ANNUAL
MEETING OF STOCKHOLDERS

August 23, 2002

(THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY)

The undersigned hereby instructs John L. Duncan, James W. Truitt and Diane S. McGee, as trustees of the Martin Industries, Inc. Employee Stock Ownership Plan and Related Trust (the “ESOP”), and each of them, with full power of substitution, to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the “Company”), which are allocated to the undersigned’s account in the ESOP at the Annual Meeting of stockholders of the Company to be held on Friday, August 23, 2002, at the Company’s Headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof, as follows:

1.	ELECTION OF DIRECTORS:

	☐	FOR all nominees below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees below

John L. Duncan and William H. Martin, III

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below.

2.	OTHER MATTERS:

	☐	In the manner the ESOP Trustees determine to be in the best interest of the ESOP Participants.

	☐	Withhold authority to vote on other matters.

THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED IN THE MANNER THE ESOP COMMITTEE DETERMINES TO BE IN THE BEST INTEREST OF THE ESOP PARTICIPANTS. THE ESOP COMMITTEE CURRENTLY INTENDS TO VOTE SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS.

Dated:

(Signature(s) of Stockholder(s))

(Please date and sign as name appears to the left.)

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.